CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report dated February 10, 2021, relating to the financial statements of KeyStar Corp. as of June 30, 2020, and for the period from inception on April 16, 2020 to June 30, 2020. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Draper, UT

March 25, 2021

Phone: 801-783-2950 | Fax: 801-783-2960 | 344 West 13800 South, Suite 250, Draper, UT 84020 | sadlergibb.com